Exhibit 2.14
AGREEMENT AND PLAN OF MERGER
BETWEEN
VHS HOLDINGS LLC
(a Delaware limited liability company)
AND
VANGUARD HEALTH SYSTEMS, INC.
(a Delaware corporation)
     THIS AGREEMENT AND PLAN OF MERGER, dated as of [•], 2011 (this “Agreement”), is between VHS Holdings LLC, a Delaware limited liability company (the “LLC”), and Vanguard Health Systems, Inc., a Delaware corporation (the “Corporation”).
WITNESSETH:
     WHEREAS, the Corporation desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the LLC by a means of a merger of the LLC with and into the Corporation, whereby the Corporation shall be the surviving entity (the “Merger”);
     WHEREAS, Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Act (the “Act”), authorize the merger of a limited liability company with and into a Delaware corporation;
     WHEREAS, the LLC and the Corporation now desire to effect the Merger;
     WHEREAS, the Board of Representatives and the members of the LLC holding a majority of each of the Class A Units, Class B Units, Class C Units and Class D Units have approved this Agreement and the consummation of the Merger;
     WHEREAS, the LLC owns a majority of the outstanding capital stock of the Corporation.
     NOW THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
THE MERGER
     SECTION 1.01. The Merger.

     (a) After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as the LLC and the Corporation shall determine, the Corporation, which shall be the surviving entity, shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the Certificate of Merger (the “Effective Time”).
     (b) At the Effective Time, the LLC shall be merged with and into the Corporation, whereupon the separate existence of the LLC shall cease, and the Corporation shall be the surviving entity of the Merger (the “Surviving Corporation”) in accordance with Section 264 of the DGCL and Section 18-209 of the Act.
SECTION 1.02. Conversion of Equity. At the Effective Time:
     (a) Conversion of Units.
     (i) Each Class A Unit of the LLC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof be converted into, subject to Section 1.02(a)(v) below, a number of fully paid and non-assessable shares of shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Surviving Corporation, equal to the greater of (x) one share of Common Stock and (y) a number of shares of Common Stock calculated based upon the application of the final offering price of the shares of Common Stock in the IPO (as defined below) (or if the IPO is not consummated, such price per share of Common Stock as the Board of Directors in its good faith determines in such a manner as it deems reasonable to determine the fair market value of such share) (the “Per Share Value”) to the methodology set forth in Schedule 1 hereto (the “Valuation Methodology”) (as it relates to Class A Units).
     (ii) Each Class B Unit of the LLC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, subject to Section 1.02(a)(v) below, a number of fully paid and non-assessable shares of vested Common Stock equal to the greater of (x) one share of Common Stock and (y) a number of shares of Common Stock calculated based upon the application of the Per Share Value to the Valuation Methodology (as it relates to Class B Units).
     (iii) Each Class C Unit of the LLC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, subject to Section 1.02(a)(v) below, a number of fully paid and non-assessable shares of (x) restricted Common Stock, issued pursuant to the Vanguard Health Systems, Inc. 2011 Stock Plan (as the same may be amended from time to time, the “Stock Plan”), and (y) unrestricted Common Stock (with the shares of unrestricted Common Stock being attributable to return of capital distributions) determined in accordance with the Valuation Methodology, which number of shares in the aggregate shall be no less than one share and shall be based upon the application of the Per Share Value to the Valuation Methodology (as it relates to Class C Units). The shares of restricted Common Stock issuable with respect to the Class C Units shall be subject to the same vesting conditions as had been applicable to the related Class C Units prior to the Effective Time pursuant to the LLC Agreement (such that, to the extent such Class C Units were unvested, such shares shall be unvested) and shall be subject to restricted stock agreements substantially in the form attached hereto as Exhibit A.
     (iv) Each Class D Unit of the LLC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof be converted into, subject to Section 1.02(a)(v) below, a combination of a number of shares of unrestricted Common Stock (being attributable to return of capital distributions and which shall be no less than one share) and stock options (such options to be issued pursuant to the Stock Plan) to purchase, at an exercise price as determined in accordance with the Valuation Methodology, a number of shares of Common Stock, in each case, determined pursuant to the Valuation Methodology based upon the application of the Per Share Value to the Valuation Methodology (as it relates to Class D Units), which shares of Common Stock and stock options shall be fully vested, with such stock options being subject to a stock option agreement substantially in the form attached hereto as Exhibit B.
     (v) Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Corporation. In lieu of such fractional share interests, the Corporation shall pay to each holder of Class A Units, Class B Units, Class C Units or Class D Units, as applicable, immediately prior to the Effective Time, an amount in cash equal to the product obtained by multiplying (1) the fractional share interest to which such holder (after taking into account all shares of Common Stock formerly represented by Units held by such holder) would otherwise be entitled by (2) the Per Share Value.
     (vi) Members of the LLC shall be notified by the Corporation promptly following the pricing of the IPO of the calculation of the number of shares and other equity securities of the Corporation payable to such holders of Class A Units, Class B Units, Class C Units and Class D Units in connection with the Merger. Any determination made by the Board of Directors or a duly authorized committee thereof pursuant to this Section 1.02(a) shall be maintained on file at the Corporation and kept with the minutes of the Board of Directors.
     (vii) For purposes of this Agreement, “IPO” means the initial public offering of the Common Stock by the Corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.
     (b) Stock of the Corporation. Each share of capital stock in the Corporation outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, continue to remain outstanding as a share of capital stock of the Surviving Corporation.

     (c) Cancellation of Warrants and Certain Common Stock. Immediately following the Effective Time, the Warrants and shares of Common Stock held by the LLC immediately prior to the Effective Time shall be canceled without further consideration therefor.
     SECTION 1.03. No Further Rights; Equity Award Agreements.
     (a) From and after the Effective Time, holders of Units shall cease to have any rights as members of the LLC, except as provided herein or by applicable Law. All consideration paid pursuant to Section 1.02 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Units. At the Effective Time, the transfer books of the LLC shall be closed and no transfer of Units shall be made thereafter.
     (b) Concurrently with the Effective Time, the Corporation shall send to each holder of Class C Units and Class D Units the restricted stock and stock option agreements governing the shares of Common Stock and stock options to be received by such holder pursuant hereto, with effect, to the extent countersigned by such holder, as of the Effective Time. It shall be a condition to the acceptance by a holder of such restricted shares of Common Stock and/or options that such holder execute the applicable agreements governing such securities as provided in Section 1.02.
ARTICLE II
THE SURVIVING CORPORATION
     SECTION 2.01. Certificate of Incorporation. The certificate of incorporation of the Corporation in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation. The name of the Surviving Corporation shall be “Vanguard Health Systems, Inc.”.
     SECTION 2.02. Bylaws. The bylaws of the Corporation in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.
     SECTION 2.03. Directors and Officers. The directors and officers of the Corporation immediately prior to the Effective Time of the Merger shall be the directors and officers, respectively, of the Surviving Corporation.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     SECTION 3.01. Representations and Warranties of LLC. LLC hereby represents and warrants that it:

          (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;
          (b) is not in violation of any provisions of its certificate of formation or the LLC Agreement; and
          (c) has full power and authority to execute and deliver this Agreement and consummate the Merger and the other transactions contemplated by this Agreement.
          SECTION 3.02. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that it:
          (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;
          (b) is not in violation of any provisions of its certificate of incorporation or bylaws; and
          (c) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the requisite stockholders of the Corporation in accordance with the DGCL and the certificate of incorporation of the Corporation, consummate the Merger and the other transactions contemplated by this Agreement.
ARTICLE IV
TRANSFER AND CONVEYANCE OF ASSETS
AND ASSUMPTION OF LIABILITIES; OTHER COVENANTS
     SECTION 4.01. Transfer, Conveyance and Assumption. At the Effective Time, the Corporation shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of the LLC, and all of the assets and property of whatever kind and character of the LLC shall vest in the Corporation without further act or deed; thereafter, the Corporation, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of the LLC, and any claim or judgment against the LLC may be enforced against the Corporation, as the Surviving Corporation, in accordance with Section 259 of DGCL and Section 18-209 of the Act.

     SECTION 4.02. Stockholders’ Agreement. Substantially concurrently with the Effective Time and no later than the date of closing of the IPO, the Corporation shall enter into the stockholders’ agreement, substantially in the form attached hereto as Exhibit C, among the Corporation and the parties listed on the signature pages thereto.
     SECTION 4.03. Impact on Registration Rights Agreement. The Corporation acknowledges and agrees that, from and after the Effective Time, the Registration Rights Agreement concerning Vanguard Health Systems, Inc., dated as of September 23, 2004 (as the same may be amended from time to time), shall remain in full force and effect, and the shares of unrestricted Common Stock received by the parties hereto shall be deemed Registrable Securities (as defined in such agreement) subject to the rights and other terms and conditions set forth therein. The Corporation acknowledges that each holder of Units shall be a third party beneficiary of this Section 4.03, entitled to enforce its rights against the Surviving Corporation as if a party hereto.
     SECTION 4.04. Further Assurances. If at any time the Corporation shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the LLC, or otherwise to carry out the provisions hereof, the proper representatives of the LLC as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions hereof.
ARTICLE V
CONDITIONS TO THE MERGER
     SECTION 5.01. Conditions to the Obligations of Each Party. The obligations of the Corporation and the LLC to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:
     (a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;
     (b) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained;
     (c) the Stock Plan shall have been approved by the Board of Directors of the Corporation and the requisite stockholders of the Corporation and shall be in effect;
     (d) an amendment to the LLC Agreement substantially in the form attached hereto as Exhibit D shall have been entered into among the LLC and the holders of a majority of each of the Class A Units, Class B Units, Class C Units and Class D Units;
     (e) the amended and restated certificate of incorporation of the Corporation substantially in the form attached hereto as Exhibit E, duly executed by an authorized person of the Corporation, shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall be in effect; and
     (f) this Agreement shall have been adopted by the holders of at least a majority of the outstanding voting power of the Corporation in accordance with the requirements of the DGCL and the certificate of incorporation and bylaws of the Corporation.
ARTICLE VI
TERMINATION
     SECTION 6.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval hereof:
          (a) by mutual written consent of the LLC and the Corporation; or
          (b) by either the LLC or the Corporation, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the Corporation or the LLC from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.
     SECTION 6.02. Effect of Termination. If this Agreement is terminated pursuant to Section 6.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.
ARTICLE VII
MISCELLANEOUS
SECTION 7.01. Amendments; No Waivers.
     (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time, whether before or after stockholder approval hereof, if, and only if, such amendment or waiver is in writing and signed on behalf of the Corporation and the LLC; provided, however, that no such amendment shall be made after stockholder approval hereof if by law such amendment requires further stockholder approval without such further stockholder approval.
     (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 7.02. Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the LLC and the Corporation, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the LLC and the Corporation with respect to the subject matter hereof.
     SECTION 7.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.
     SECTION 7.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.
     SECTION 7.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     SECTION 7.06. Certain Terms. Capitalized terms used but not defined herein shall have the meaning set forth in the Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings LLC, dated as of September 23, 2004, as amended.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

VANGUARD HEALTH SYSTEMS, INC.

By:
Name:
Title:

VHS HOLDINGS LLC

By:
Name:
Title: